UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 26, 2024, MeridianLink, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), and the selling stockholders named therein (the “Selling Stockholders”).

Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell 6,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Underwriter at a price per share of $21.05 (the “Offering”). In addition, the Selling Stockholders granted the Underwriter an option to purchase, for a period of 30 calendar days from September 26, 2024, up to an additional 900,000 shares of Common Stock. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Underwriting Agreement contains customary representations and warranties. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-276336) filed on December 29, 2023, including a final prospectus supplement filed on September 27, 2024 (collectively, the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of the Company’s affairs or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The Offering is expected to close on or about September 30, 2024, subject to customary closing conditions. A copy of the legal opinion and consent of Goodwin Procter LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding the consummation of the Offering. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, changes in market and economic condition, the risk related to market conditions, the risk that the Offering may not close, as well as those risks set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings, including the prospectus and prospectus supplement pursuant to which the Offering will be made. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated September 26, 2024, among MeridianLink, Inc., J.P. Morgan Securities LLC, and the selling stockholders named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: September 27, 2024
	By:	/s/ Elias Olmeta
Elias Olmeta
Chief Financial Officer